An offering statement pursuant to Regulation A relating to these securities shall be filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Offering Circular was filed may be obtained.

Preliminary Offering Circular

Subject to Completion. Dated June 15, 2023

Eco Bright Future, Inc.

1015 Bowsprit Ln.

Holiday FL 34691

www.ecobrightfuture.com

727-692-3348

Total Offering: 50,000,000 shares

Common Shares Outstanding 100,690,000

Preferred Series A Shares Outstanding 10,000,000

Shares owned by officers and directors 85,000,000

Percentage currently owned by officers and directors 85%

Percentage owned by officers and directors if all shares in this offering circular are sold would be approximately 56%

This is a public offering of shares of common stock of Eco Bright Future, Inc.

	Price to Public	Underwriting Discounts	Proceeds to Issuer	Proceeds to other persons
Per Share /unit	$.10	0	.10	*
Total Offering	$.10	0	$5,000,000	*

1We are offering our shares without the use of an exclusive placement agent and we do not currently intend to engage anyone to place shares, however, we may offer the offered shares through registered broker-dealers and we may pay finders. However, information as to any such broker-dealer or finder shall be disclosed in an amendment to this offering circular.

We intend to have our common stock on the OTC market under a to-be-issued symbol. It is expected that our common stock will trade on a sporadic and limited basis.

 athan

We expect to commence the sale of the shares as of the date on which the Offering Statement of which this Offering Circular is a part is declared qualified by the United States Securities and Exchange Commission.

Offering to be extended by one year after approval date with an ultimate expiration of 2 years after approval date. No minimum purchase requirements All subscription offerings will be used for purposes contained within this offering circular.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

Offering Circular dated June 11, 2023

1See “Risk Factors” on page 4 of the offering circular to read about factors you should consider before buying shares of common stock.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this Offering Circular. You must not rely on any unauthorized information or representations. This Offering Circular is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this Offering Circular is current only as of its date.

SUMMARY

This summary highlights information contained elsewhere in this Offering Circular. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire Offering Circular carefully, including the “Risk Factors” section, our historical financial statements and the notes thereto, and unaudited pro forma financial information, each included elsewhere in this Offering Circular. Unless the context requires otherwise, references in this Offering Circular to “the Company,” “we,” “us” and “our” refer to Eco Bright Future, Inc.

Our Company

The company will offer complete LED lighting packages including fixtures for landscaping, site, back of house, and units. Our leadership team has extensive experience in finding vendors to ensure quality and pricing remain competitive with any other lighting provider. Instead of spending hours trying to find a landscape lighting provider or a unit fixture provider, we offer packages for all your multi-family housing needs.

Company Information

We are incorporated in the State of Wyoming. Our principal executive offices are located at 1015 Bowsprit Lane Holiday, FL 34691 and our telephone number is 727-692-3348. Our web site is www.ecobrightfuture.com. Information contained on our web site is not incorporated by reference into this Offering Circular. You should not consider information contained on our web site as part of this Offering Circular.

The Offering

Common Stock we are offering	50,000,000 shares of common stack

Common Stock outstanding before this offering	100,000,000 shares of common stock have been issued as founders shares. A total of 100,000,000 shares of common stock are currently issued and outstanding before this offering.

Use of proceeds	We intend to use the proceeds from this offering to expand marketing and advertising. See “Use of Proceeds.”

Risk Factors	See “Risk Factors” and other information appearing elsewhere in this Offering Circular for a discussion of factors you should carefully consider before deciding whether to invest in our common stock.

Offering Price	$.10 per share.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider each of the following risks, together with all other information set forth in this Offering Circular, including the financial statements and the related notes, before making a decision to buy our common stock. If any of the following risks actually occurs, our business could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Digital Marketing Operations

Small company in the start-up phase.

We are a start-up company in the initial phases of operation. This provides risk as we continue to grow and implement our business plan. Being that we are a startup company, we have limited business operations. Our growth and ability to sustain business expenses will greatly depend on our ability to raise additional capital.

Adverse economic or other conditions in the markets in which we do business could negatively affect our sales and retention rates and therefore our operating results.

Our operating results are dependent upon our ability to maximize the strengths in our marketing plan and we rely on being able to expand to other areas. Adverse economic or other conditions in the markets in which we operate may lower our revenue and make it difficult to continue operations.

We face competition, which may impede our ability to open future locations or may increase the cost of expansion.

We compete with many other entities engaged in lighting businesses. While we believe we have a unique approach that will provide a competitive advantage, we are competing with other businesses that could be better funded and more well-known.

Risks associated with officers and directors’ ability to independently control the operations of the Company.

Due to the share structure and the fact that we are in the start-up phase of the Company, the current officers and directors independently control the operations of the Company including but not limited to election of other directors, approval of significant corporate transactions and ability to issue additional shares.

Adverse economic or other conditions in the markets in which we do business could negatively affect our revenues and therefore our operating results.

Our operating results are dependent upon our ability to provide a quality product. Adverse economic or other conditions in the markets in which we operate may lower our ability to continue to grow. If we fail to generate revenues sufficient to meet our cash requirements, including operating and other expenses, debt service and capital expenditures, our net income, cash flow, financial condition, and the trading price of our securities could be adversely affected.

We will depend upon our management to maintain a strong presence in our market. If management is unable to provide stability specifically with multifamily housing projects our revenue and profitability could be negatively affected.

We have an experienced management team that has substantial experience. However, we do depend on a high level of customer satisfaction to continue growing our business and as we grow it will be necessary to hire and develop employees that have an extremely high desire to provide an excellent product. If our management team is unable to provide the stability necessary through hiring and also current relationships the company could be negatively affected.

Increases in taxes and regulatory compliance costs may reduce our income.

Increases in the taxes in general may reduce our net income, cash flow, financial condition, ability to pay or refinance our debt obligations, and the trading price of our securities. Similarly, changes in laws increasing the potential liability for operating conditions may result in significant unanticipated expenditures, which could similarly adversely affect our business and results of operations.

Risks Related to the Industry

The industry has large companies that have acquired a large share of the market

Our ability to succeed will depend on our ability to compete with large companies with more financing and easier access to necessary expansion capital. Capturing portions of the market from these large companies will be integral in accomplishing our business plan and growing our business.

Current risks in the industry include the Coronavirus Pandemic.

Our ability to continue operations through the ongoing restrictions on businesses due to the Coronavirus Pandemic could affect our profitability in the future. Changes to our ability to import products is an ongoing challenge that we have had to address many times.

Risks Related to Ownership of Our Common Stock

Our common stock may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the public offering price.

The market price for our common stock is volatile and the trading in our common stock is limited and sporadic. In addition, the market price of our common stock may fluctuate significantly in response to a number of factors, most of which we cannot control, including:

•	Unplanned delays in acquiring product;
•	Stock price performance of our competitors;
•	Default on our indebtedness;
•	Actions by our competitors;
•	Changes in senior management or key personnel;
•	Incurrence of indebtedness or issuances of capital stock; and
•	Economic, legal and regulatory factors unrelated to our performance.

In addition, stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies in our industry. In the past, stockholders have instituted securities class action litigation following periods of market volatility. If we were involved in securities litigation, we could incur substantial costs and our resources and the attention of management could be diverted from our business.

Substantial future sales of our common stock, or the perception in the public markets that these sales may occur, may depress our stock price.

Sales of substantial amounts of our common stock in the public market after this offering, or the perception that these sales could occur, could adversely affect the price of our common stock and could impair our ability to raise capital through the sale of additional shares. The shares of common stock offered in this offering will become freely tradable without restriction under the Securities Act.

We will continue to incur certain costs as a result of conducting a Tier 2 offering under Regulation A and in the administration of our organizational structure.

After the offering, we may incur higher legal, accounting, insurance and other expenses than at the level that we are currently experiencing. We also have incurred and will continue to incur costs associated with conducting a Tier 2 offering under Regulation A and related rules implemented by the Securities and Exchange Commission (“SEC”). Despite the on-going reporting requirements from conducting such an offering, the Company will not be “public” once this offering circular is qualified or subject to the Sarbanes-Oxley Act. We will continue to incur ongoing periodic expenses in connection with the administration of our organizational structure. The expenses incurred by companies for reporting requirements required by Regulation A have been increasing. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly, although we are currently unable to estimate these costs with any degree of certainty. These laws and regulations could also make it more difficult or costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. These laws and regulations could also make it more difficult for us to attract and retain qualified persons to serve on our Board of Directors, our board committees or as our executive officers. Furthermore, if we are unable to satisfy our obligations as a Company required to follow Regulation A Tier 2 filing requirements, we could be subject to penalties, fines, sanctions and other regulatory action and potentially civil litigation.

This is a fixed price offering and the fixed offering price may not accurately represent the current value of us or our assets at any particular time. Therefore, the purchase price you pay for our shares may not be supported by the value of our assets at the time of your purchase.

This is a fixed price offering, which means that the offering price for our shares is fixed and will not vary based on the underlying value of our assets at any time. Our Board of Directors has determined the offering price in its sole discretion without the input of an investment bank or other third party. The fixed offering price for our shares has not been based on appraisals of any assets we own or may own, or of our Company as a whole, nor do we intend to obtain such appraisals. Therefore, the fixed offering price established for our shares may not be supported by the current value of our Company or our assets at any particular time.

We do not currently pay any cash dividends.

As we grow our Company and become a successful Company, we expect to be in position to generate earnings and cash flow that will enable us to begin paying dividends, however, the projected timing of reaching that point is presently uncertain. Any determination to pay dividends in the future will be at the discretion of our Board of Directors and will depend upon results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our Board of Directors deems relevant. Our ability to pay dividends may also be restricted by the terms of any future credit agreement or any future debt or preferred equity securities of ours or of our subsidiaries. Accordingly, if you purchase shares in this offering, realization of a gain on your investment will depend on the appreciation of the price of our common stock, which may never occur. Investors seeking cash dividends in the foreseeable future should not purchase our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements under the “Summary,” “Risk Factors,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other sections of this Offering Circular. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the numerous risks and uncertainties described under “Risk Factors.”

While we believe we have identified material risks, these risks and uncertainties are not exhaustive. Other sections of this Offering Circular describe additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this Offering Circular to conform our prior statements to actual results or revised expectations, and we do not intend to do so.

Forward-looking statements include, but are not limited to, statements about:

•	our business’ strategies and investment policies;

•	our business’ financing plans and the availability of capital;

•	potential growth opportunities available to our business;

•	the risks associated with potential acquisitions by us;

•	the recruitment and retention of our officers and employees;

•	our expected levels of compensation;

•	the effects of competition on our business; and

•	the impact of future legislation and regulatory changes on our business.

We caution you not to place undue reliance on the forward-looking statements, which speak only as of the date of this Offering Circular.

DILUTION

Purchasers of our common stock in this offering could experience dilution of net tangible book value per share from the public offering price. Dilution in net tangible book value per share represents the difference between the amount per share paid by the purchasers of shares of common stock and the net tangible book value per share immediately after this offering.

After giving effect to the sale of our common stock in this offering at an assumed public offering price of $.10 per share and after deducting the estimated offering expenses payable by us, our adjusted net tangible book value as of December 31st 2021 would have been $11,828 or $.00011 per share.

The following table sets forth the estimated net tangible book value per share after the offering and the dilution to persons purchasing Common Stock based on the foregoing offering assumptions.

Offering
Assumed public offering price per share	$.10
Net tangible book value per share as of December 31, 2021	$.00011
Increase in net tangible book value per share to the existing stockholders attributable to this offering	$.03329
Adjusted net tangible book value per share after this offering	$.0334
Decrease in net tangible book value per share to new investors	$.0666

CAPITALIZATION

The following table sets forth our capitalization as of December 31st, 2021:

•	on a historical basis;
•	the receipt of the net proceeds of the offering of 5,000,000 shares;

You should read this capitalization table together with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes appearing elsewhere in this Offering Circular.

	Actual Amounts	Offering Amounts
ASSETS

Current Assets:
Cash	$3,299	$5,003,299
Prepaid assets	8,529	8,529
Total Current Assets	11,828	5,011,828

Total Assets	11,828	5,011,828

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Notes payable, related party	9,000	9,000
Accounts payable	669	669
Accrued expenses, related party	600	660
Total Current Liabilities	10,269	10,269

Total Liabilities	10,269	10,269

Stockholders' Equity:
Preferred Stock Series A; $0.001 par value, 100,000,000 shares authorized and 10,000,000 shares issued	10,000	10,000
and outstanding
Common stock; $0.001 par value, 750,000,000 shares authorized and 100,000,000 shares issued	100,000	150,000
and outstanding			)
Accumulated deficit	(108,441)	(158,441)

Total Stockholders' Equity	1,559	5,001,559
Total Liabilities and Stockholders' Equity	11,828	5,011,828)

PLAN OF DISTRIBUTION

Pricing of the Offering

Prior to this offering, there have been no sales of any shares to the public. The public offering price of the shares in this offering has been determined by our Board of Directors without the assistance of an investment bank or other third party. Among the factors considered in determining the public offering price of the shares, in addition to the prevailing market conditions, are estimates of our business potential and earnings prospects, an assessment of our management and the consideration of the other factors in relation to market valuation of companies in related businesses.

We may sell or issue the securities offered by this offering from time to time in any one or more of the following ways:

•	via crowdfunding through one or more regulatory-compliant websites;
•	through solicitation from employees of the Company;
•	directly to purchasers or a single purchaser; or
•	through a combination of any of these methods.

Solicitation from the Company will be conducted by officers, directors and/or employees of the Company via in-person, telephone, text and/or email.

There will be no commissions paid for the distribution of securities to third parties or brokers. In the event we decide in the future to employ such third parties or brokers, we will amend the offering circular accordingly to disclose such arrangements.

Investment Limitations

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

As a Tier 2, Regulation A offering, investors must comply with the 10% limitation to investment in the offering. The only investor in this offering exempt from this limitation is an accredited investor, an “Accredited Investor,” as defined under Rule 501 of Regulation D. If you meet one of the following tests you should qualify as an Accredited Investor:

(1) You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(2) You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase shares in this offering (please see below on how to calculate your net worth);

(3) You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the shares in this offering, with total assets in excess of $5,000,000;

(4) You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor; or

(5) You are a trust with total assets in excess of $5,000,000, your purchase of shares in this offering is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the shares in this offering ; Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

Net Worth Calculation

Your net worth is defined as the difference between your total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the shares in the offering.

In order to purchase shares in this offering and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he or she is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this offering.

USE OF PROCEEDS

We intend to use the net proceeds of this offering as follows:

•	Increase marketing and brand awareness. (this will be achieved through hiring qualified sales and marketing agents to increase the visibility of the Company) This is expected to use approximately 70% of the funds raised.

•	Expansion into other areas and additional product development to provide a more complete and environmentally friendly product. This is expected to use approximately 15%

•	Remaining funds of approximately 15% will be used for general operating expenses and potential investment opportunities to allow the formation of strategic partnerships or for Company acquisitions.

•	If all of the securities being qualified in this offering statement are not sold, it will not materially affect the use of proceeds as described above—the stated uses would receive less aggregate funding, but the allocations would remain substantially similar.

DIVIDEND POLICY

As we become fully operational, we could be in a position to generate earnings and cash flow that will enable us to begin paying dividends on our Common Stock, however, the projected timing of reaching that point is presently uncertain. The decision to pay a dividend remains within the discretion of our Board of Directors and may be affected by various factors, including our earnings, financial condition, capital requirements, level of indebtedness and other considerations our Board of Directors deems relevant. Future credit facilities, other future debt obligations and statutory provisions, may limit, or in some cases prohibit, our ability to pay dividends.

BUSINESS

Overview

Eco Bright Future provides complete LED lighting packages for multifamily housing at an affordable price without sacrificing design or quality. We provide energy efficient lighting for all aspects of multi-family construction including landscaping, site, back of house, and units.

The goal of Eco Bright Future is to meet all the lighting needs for multifamily construction.  The objective of the company will be to offer customers an aesthetic design and dependable product at an affordable price.

The company will offer complete LED lighting packages including fixtures for landscaping, site, back of house, and units. Our leadership team has extensive experience in finding vendors to ensure quality and pricing remain competitive with any other lighting provider. Instead of spending hours trying to find a landscape lighting provider or a unit fixture provider, we offer packages for all your multi-family housing needs.

Objectives

Eco Bright Future objectives for the first three years of operation include:

1.	Partner with 2-3 additional large multifamily construction companies to provide lighting packages and solutions for all of their projects
2.	Increase revenues each month
3.	Operate at a gross margin of 10%

PROPERTY

The principle office of the Company is located at 1015 Bowsprit Lane, Holiday, FL 34691. This location has approximately 400 square feet.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and the notes thereto of the Company, as well as the financial statements and the notes thereto, included in this Offering Circular. The following discussion contains forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” above.

Results of Operations of the Company Ending December 31, 2021

The Company has initiated our business plan and with the focus of Eco Bright Future on establishing a presence in the market. We expect revenues to continue to increase throughout the fiscal year. Significant expenses during the period included $84,349 in cost of sales. We realized a net loss of $108,441 during the period.

Planned Sources of Revenues and Additional Expenses

Eco Bright Future will control growth during our start-up phase by using current relationships with large multifamily housing builders and creating new relationships with other multifamily housing builders. With money raised we will also be able to better market or products to the builders by having more product to show and by being able to place larger orders for lighting.

Additional expenses will accrue with the increase of business and the growth goals of the company. The increase in expenses will be dictated by the growth of the Company and will be directly tied to additional revenue.

Liquidity and Capital Resources of the Company

As previously noted, we are a development stage Company and our ability to succeed in the market will greatly depend on our ability to secure investment funding through the sale of securities. We intend to use proceeds of the sale of securities to increase our market presence through advertising and hiring key staff members that will assist us in growing our presence. If we are only able to raise a portion of the proceeds of this offering, we will use that portion of proceeds according to the same strategy but on a slower growth curve. At the period end the Company had $3,299 cash on hand and $0 in inventory. Revenues are expected to increase this year through growth and additional partnerships. Sources of future liquidity will greatly depend on our ability to secure investment funding through the sale of securities. We intend to raise the funds necessary through security sales and not undertake loans. If needed, we are able to secure loans from private individuals as well as banking institutions. We currently have no additional capital commitments.

MANAGEMENT

Name	Position	Age	Start Date	Hours per month
George Athanasiadis	CEO, PAO, PFO	47	August 2021	20
Francisco Celedon	COO	48	August 2021	5

George Athanasiadis —

HIGHLIGHTS OF QUALIFICATIONS

•	Bachelor of Science in Electrical Engineering, M.B.A., and Masters of Science in Information and Communication Technology
•	Promoted and developed energy efficient projects
•	Monitored and implemented multiple engineering projects from design phase to construction phase including cost analysis
•	Supervised the design and construction of a new train station and its electrical substations developed for the 2004 Olympics in Athens
•	Technical Chamber of Greece Licensed Engineer
•	Participation in Committees Competition for the award of Research – Works and Supply of Railway Projects Inc.
•	Fluent in English and Greek

PROFESSIONAL EXPERIENCE

Bright Business LLC in Florida; August 2012 –present

Owner

Duties: promoted LED lighting for commercial industries by initiating energy efficient projects to maximize energy savings with return on investment (ROI); utilized skills in sales through distributors, general/electrical contractors, owners, and purchasing through constant trips to China for sourcing economical, efficient and quality product; problem solving, managed multiple projects simultaneously and always design a plan that fits the customers’ needs and/or specifications

Ministry of Infrastructure, Transport and Networks Office of the Secretary General in Athens, Greece; July 2010 – July 2012

Consultant

Duties: supervised the CEOs of public transportation companies for air, rail, and road transportation; reviewed budget reports monthly and monitored all projects monthly to ensure compliance with completion goals and modifying those goals to fit the need of the project; developed an understanding of how the political system impacts the infrastructure of companies to analyze all projects from different perspectives.

Division Railway Systems SA Railway Projects; November 2000 - June 2010

Engineer, engineering field supervisor, project manager including contract procurement

Duties: prepared studies on electromechanical plant construction work and the drafting of tender documents in engineering activities; assigned responsibilities for implementing and updating the database PROJECTS OSE SA Directorate for Procurement and Supply using Primavera; monitored contractors for the construction of suburban railway line SKA – Airport, a new train station and its electrical substations developed for the 2004 Olympics in Athens; supervised daily duties of construction workers, maintained daily logs, ordered materials for projects, and developed strategies for problem solving; prepared tender documents to estimate the total cost of the project, sent out invitations to bid, and participated in committees that determined approval for the interested parties for a majority of all rail projects and designs; performed technical and financial analysis on all bids.

EDUCATION

•	University of Indianapolis Master’s in Business Administration, September 2003

•	University of Greenwich Masters of Science in Information and Communication Technology, October 2002

•	Bachelor of Science in Electrical Engineering, University of Florida, May 1998

Francisco Celedon —

PROFESSIONAL EXPERIENCE

Westham Trade Co., Miami, Florida; January 2000 - Present

Vice President

Westham Trade Co., Miami, Florida; May 1997 - Aug. 1997

Operations Research Internship

Duties: Implemented task rotation for warehouse personnel that increased employee productivity and morale; Aided in the implementation of an inventory control model using an automated system of relational databases; Trained warehouse personnel to use the new inventory control system; Researched the use of bar codes in warehouse merchandise to improve inventory control.

Sonda S.A., Santiago, Chile; May 1996 - Aug. 1996

Internship

Duties: Designed and created Sonda's first web presence project; basic layout is still in use today; Created a financial presentation model for the International Accounting department to be used for forecasting.; Assisted in the language translation of a purchasing contract from Spanish to English.

EDUCATION

  University of Florida, December 1999: Bachelor of Science in Industrial and Systems Engineering
  University of Florida, June 2009: Master of Science with a major in Entrepreneurship

Executive Compensation

Management	Position	Compensation
George Athanasiadis	CEO	$0
Francisco Celedon	COO	$0

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

The following table sets forth information as to the shares of common stock beneficially owned as of the date of filing the offering circular by (i) each person known to us to be the beneficial owner of more than 5% of our common stock; (ii) each Director; (iii) each Executive Officer; and (iv) all of our Directors and Executive Officers as a group. Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the shares of common stock shown as beneficially owned by them.

Directors and Executive Officers	Amount	Percent
2G Group LLC (George Athanasiadis)	84,800,000	84.8
Francisco Celedon	200,000	0.2

Preferred Series A Shares (voting rights of 10 to 1)		Percent
2G Group LLC (George Athanasiadis)	10,000,000	100%

Shares issued are founder shares.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

There are no transactions in the interest of Management or other affiliated parties of Eco Bright Future, Inc.

RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Note Payable

Between September 2021 and December 31, 2021, a significant shareholder of Eco Bright advanced operating cash totaling $96,500 and was repaid $87,500. The advances are unsecured, do not accrue interest and are due on December 31, 2022. The balance of the advances is $9,000 at December 31, 2021.

Office Space

During September 2021, Eco Bright entered into a two year lease for the use of space at the personal residence of an officer of the Company. The agreement is for $200 per month beginning October 1, 2021. At December 31, 2021, none of the rent had been paid and $600 was accrued as payable.

DESCRIPTION OF CAPITAL STOCK

The following summary is a description of the material terms of our capital stock and is not complete. You should also refer to our articles of incorporation, as amended and our bylaws, as amended, which are included as exhibits to the registration statement of which this Offering Circular forms a part.

We are authorized to issue up to 750,000,000 shares of common stock, par value $0.001 per share.

As of the date of this offering, we have 100,000,000 shares of common stock and 10,000,000 shares of preferred stock outstanding. The outstanding shares of common stock are restricted and owned by directors of the Company.

Common Stock

Voting

Each holder of our common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Any action at a meeting at which a quorum is present will be decided by a majority of the votes cast. Cumulative voting for the election of directors is not permitted.

Dividends

Holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors out of funds legally available for payment, subject to the rights of holders, if any, of our preferred stock. Any decision to pay dividends on our common stock will be at the discretion of our Board of Directors. Our Board of Directors may or may not determine to declare dividends in the future. See “Dividend Policy.” The Board’s determination to issue dividends will depend upon our profitability and financial condition, and other factors that our Board of Directors deems relevant.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution or winding up of our Company, the holders of our common stock will be entitled to share ratably on the basis of the number of shares held in any of the assets available for distribution after we have paid in full all of our debts and after the holders of all outstanding preferred stock, if any, have received their liquidation preferences in full.

Preferred Stock

Eco Bright Future, Inc. has issued 10,000,000 shares of Series A preferred stock. The Series A Preferred stock shall entitle holders thereof to having voting rights of 10-1 on any matter submitted for shareholder action, and the consent of the holders thereof shall be required for the taking of any corporate action. The Series A Preferred stock as currently constituted is not convertible into common shares of the company.

Convertible Debentures

Eco Bright Future, Inc. has no convertible debentures

Limitations on Liability and Indemnification of Officers and Directors

Wyoming law authorizes corporations to limit or eliminate (with a few exceptions) the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our articles of incorporation and bylaws include provisions that eliminate, to the extent allowable under Wyoming law, the personal liability of directors or officers for monetary damages for actions taken as a director or officer, as the case may be. Our articles of incorporation and bylaws also provide that we must indemnify and advance reasonable expenses to our directors and officers to the fullest extent permitted by Wyoming law. We are also expressly authorized to carry directors’ and officers’ insurance for our directors, officers, employees and agents for some liabilities.

The limitation of liability and indemnification provisions in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to the indemnification provisions in our articles of incorporation and bylaws.

There is currently no pending litigation or proceeding involving any of directors, officers or employees for which indemnification is sought.

Transfer Agent

There is currently no transfer agent. Upon approval of this offering circular a transfer agent will be put in place.

SHARES ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of our common stock in the public market after this offering could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities. We are unable to estimate the number of shares of common stock that may be sold in the future.

Upon the completion of this offering, we will have outstanding 150,000,000 shares of common stock if we complete the offering hereunder. All of the shares sold in this offering will be freely tradable without restriction under the Securities Act unless purchased by one of our affiliates as that term is defined in Rule 144 under the Securities Act, which generally includes directors, officers or 10% stockholders.

Rule 144

Shares of our common stock held by any of our affiliates, as that term is defined in Rule 144 of the Securities Act, may be resold only pursuant to further registration under the Securities Act or in transactions that are exempt from registration under the Securities Act. In general, under Rule 144 as currently in effect, any of our affiliates would be entitled to sell, without further registration, within any three-month period a number of shares that does not exceed the greater of:

•	1% of the number of shares of common stock then outstanding, which will equal about 150,000 shares immediately after this offering, or;

•	the average weekly trading volume of the unrestricted common stock during the four calendar weeks preceding the filing of a Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates will also be subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

EXPERTS

The financial statements of the Company as of December 31, 2021, included in this Offering Circular have been audited by Goff Backa Alfera & Company, LLC, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements of the Company have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

REPORTS

Following this Tier II, Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A. We will be required to file: an annual report with the SEC on Form 1-K; a semi-annual report with the SEC on Form 1-SA; current reports with the SEC on Form 1-U; and a notice under cover of Form 1-Z. The necessity to file current reports will be triggered by certain corporate events, similar to the ongoing reporting obligation faced by issuers under the Exchange Act, however the requirement to file a Form 1-U is expected to be triggered by significantly fewer corporate events than that of the Form 8-K.

Report of Independent Registered Public Account Firm

To the Board of Directors and Stockholders

Eco Bright Future Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Eco Bright Future Inc. (the “Company”) as of December 31, 2022 and 2021, and the related statements of operations, changes in stockholders’ deficit and cash flows for the year ended December 31, 2022 and the period from Inception on August 31, 2021 through December 31, 2021, and the related notes to the financial statements. In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the year ended December 31, 2022 and period from Inception on August 31, 2021 through December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the entity will continue as a going concern. As discussed in Note 4 to the financial statements, the entity has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to Eco Bright Future Inc. in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Eco Bright Future Inc. is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated in the Going Concern paragraph above is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of the critical audit matter does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter, providing a separate opinion on the critical audit mater or on the accounts or disclosures to which it relates.

We have served as Eco Bright Future, Inc.’s auditor since 2021.

Goff Backa Alfera and Company, LLC

Pittsburgh, Pennsylvania

March 24, 2023

ECO BRIGHT FUTURE, INC.

BALANCE SHEETS

	December 31,
	2022	2021
ASSETS

Current Assets:
Cash	$386	$3,299
Prepaid assets	1,191	8,529
Total Current Assets	1,577	11,828

Total Assets	$1,577	$11,828

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

Current Liabilities:
Accounts payable	$—	$669
Accrued expenses, related party	3,000	600
Note payable, related party	—	9,000
Total Current Liabilities	3,000	10,269
Total Liabilities	$3,000	$10,269

Stockholders' (Deficit) Equity:
Preferred Stock Series A; $0.001 par value, 100,000,000
shares authorized and 10,000,000 shares issued and outstanding	10,000	10,000
Common stock; $0.001 par value, 100,540,000 and
100,000,000 shares authorized and issued and outstanding, respectively	100,540	100,000
Additional paid-in capital	33,600	—
Accumulated deficit	(145,623)	(108,441)
Total Stockholders' (Deficit) Equity	(1,423)	1,559

Total Liabilities and Stockholders' (Deficit) Equity	$1,577	$11,828

See Independent Auditors’ Report and Notes to Financial Statements.

STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2022	For the Period from Inception on August 31, 2021 Through December 31, 2021

REVENUES
Light fixture sales	$98,323	$115,565
Total revenues	98,323	115,565

COSTS OF SALES
Light fixture sales	(61,329)	(84,349)
Total cost of sales	(61,329)	(84,349)

GROSS MARGIN	36,994	31,216

OPERATING EXPENSES
Selling expenses	43,501	28,094
General and administrative	30,675	111,563
Total Costs and Expenses	74,176	139,657

LOSS BEFORE INCOME TAXES	(37,182)	(108,441)
Provision for income taxes	—	—
NET LOSS	$(37,182)	$(108,441)

Basic loss per common share	$(0.00)	$(0.00)

Basic weighted average common shares outstanding	100,243,438	100,000,000

See Independent Auditors’ Report and Notes to Financial Statements.

STATEMENTS OF STOCKHOLDERS' (DEFICIT) EQUITY

	Preferred Stock		Common Stock		Additional Paid-In	Retained (Deficit)	Total Stockholders’ (Deficit)
	Shares	Amount	Shares	Amount	Capital	Earnings	Equity
Balance, Inception on August 31, 2021	—	$—	—	$—	$—	$—	$—

Preferred Series A stock issued to founders for services	10,000,000	10,000	—	—	—	—	10,000

Common stock issued to founders for services	—	—	100,000,000	100,000	—	—	100,000

Net loss for the period ended December 31, 2021	—	—	—	—	—	(108,441)	(108,441)

Balance, December 31, 2021	10,000,000	$10,000	100,000,000	$100,000	$—	$(108,441)	$1,559

Common stock issued to founder for services	—	—	200,000	200	—	—	200

Common stock issued for cash	—	—	340,000	340	33,660	—	34,000

Net loss for the year ended December 31, 2022	—	—	—	—	—	(37,182)	(37,182)

Balance, December 31, 2022	10,000,000	$10,000	100,540,000	$100,540	$33,660	$(145,623)	$(1,423)

See Independent Auditors’ Report and Notes to Financial Statements.

STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2022	For the Period from Inception on August 31, 2021 Through December 31, 2021
Cash Flows From Operating Activities:
Net loss	$(37,182)	–$(108,441)
Adjustments to reconcile net loss to net cash (used) by operating activities:
Preferred stock series A issued for services	—	10,000
Common stock issued for services	200	100,000
Changes in operating assets and liabilities:
Decrease (increase) in prepaid assets	7,338	(8,529)
Increase in accrued expenses, related party	2,400	600
(Decrease) increase in accounts payable	(669)	669
Net cash used in operating activities	(27,913)	(5,701)

Cash Flows From Financing Activities:
Common stock issued for cash	34,000	—
Proceeds from line of credit, related party	59,500	—
Payments from line of credit, related party	(59,500)	—
Proceeds from the issuance of note payable, related party	—	96,500
Payments on note payable, related party	(9,000)	(87,500)
Net cash provided by financing activities	25,000	9,000
Net change in cash	(2,913)	3,299

Cash, beginning of period	3,299	—
Cash, end of period	$386	$3,299

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$—	$—
Cash paid for taxes	$—	$—

See Independent Auditors’ Report and Notes to Financial Statements.

NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

The financial statements presented are those of Eco Bright Future, Inc. (“Eco Bright”, or the “Company”). Eco Bright was incorporated on August 31, 2021, under the laws of the State of Wyoming. Eco Bright provides energy efficient lighting for all aspects of multi-family construction including landscaping, site, back of house and units.

Basis of Presentation

The Financial Statements and related disclosures have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles (“GAAP”) of the United States. Eco Bright has elected a calendar year- end.

Cash Equivalents

Eco Bright considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents.

Use of Estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition Policy

Eco Bright recognizes revenue in accordance with the provisions of Accounting Series Codification (“ASC”) 606, Revenue From Contracts With Customers (“ASC 606”), which provides guidance on the recognition, presentation, and disclosure of revenue in financial statements. ASC 606 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosure related to revenue recognition policies. In general, the Company recognizes revenue based on the allocation of the transaction price to each performance obligation as each performance obligation in a contract is satisfied.

During the year ended December 31, 2022 and the period ended December 31, 2021, revenue of $98,323 and $115,565, respectively, was recognized from the sale of lighting packages.

Cost of Sales

Cost of sales includes inventory costs of parts purchased for multi-family construction lighting, as well as other direct costs of assembly. During the year ended December 31, 2022 and the period ended December 31, 2021, costs of sales totaling $61,329 and $84,349, respectively, were recognized on the sale of lighting packages.

Concentrations of Credit Risk

The Company has one major customer and one major vendor that accounted for all revenue and cost of sales for the year ended December 31, 2022 and the period ended December 31, 2021. The company expects to maintain good relationships with its supplier and customer.

Stock-Based Compensation

Eco Bright records stock-based compensation using the fair value method. Equity instruments issued to employees and the cost of the services received as consideration are accounted for in accordance with ASC 718, Stock Compensation and are measured and recognized based on the fair value of the equity instruments issued. All transactions with non- employees in which goods or services are the consideration received for the issuance of equity instruments are accounted for in accordance with ASC 515, Equity-Based Payments to Non-Employees, based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

Fair Value of Financial Instruments

ASC 820, Fair Value Measurements (“ASC 820”) and ASC 825, Financial Instruments (“ASC 825”), requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. It establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument's categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. It prioritizes the inputs into three levels that may be used to measure fair value:

Level 1 - Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2 - Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3 - Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The carrying values of cash, prepaid expenses, accounts payable, accrued expenses and notes payable, related party, approximate fair value. Pursuant to ASC 820 and 825, the fair value of cash is determined based on "Level 1" inputs, which consist of quoted prices in active markets for identical assets.

New Accounting Pronouncements

Eco Bright has implemented all new accounting pronouncements that are in effect and that may impact its financial statements. The Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Basic and Diluted Loss Per Share

Eco Bright presents basic earnings per share (EPS) on the face of the statements of operation. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including convertible debt, stock options, and warrants, using the treasury stock method, and convertible debt instrument, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

The calculation of basic net loss per share is as follows:

	For the Year Ended December 31, 2022	For the Period from Inception on August 31, 2021 Through December 31, 2021
Basic Loss Per Share:
Numerator: Net loss	$(37,182)	$(108,441)
Denominator:
Weighted-average common shares outstanding	100,243,438	100,000,000
Basic net loss per share	$(0.00)	$(0.00)

Income Taxes

Eco Bright files income tax returns in the U.S. federal jurisdiction. Eco Bright’s policy is to recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses.

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net deferred tax assets consist of the following components:

	For the Year Ended December 31, 2022	For the Period from Inception on August 31, 2021 Through December 31, 2021
Deferred tax assets:
Net operating loss carry forward	$7,262	$—
Valuation allowance	(7,262)	—
Net deferred tax asset	$—	$—

The federal income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate of 21% to pretax income from continuing operations for the year ended December 31, 2022 and the period ended December 31, 2021 due to the following:

	For the Year Ended December 31, 2022	For the Period from Inception on August 31,2021 Through December 31, 2021
Pre-tax book income (loss)	$(7,808)	$(22,773)
Stock for services	42	23,100
Related party accrued expenses	504	—
Valuation allowance	7,262	—
Federal Income Tax	$—	$327

The Company had net operating losses of approximately $34,582 that begin to expire in 2030. Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years. In accordance with the statute of limitations for federal tax returns, the Company’s federal tax return for the year 2021 is subject to examination.

NOTE 2 - RELATED PARTY TRANSACTIONS

Note Payable

During the period between September 2021 and December 31, 2021, a significant shareholder of Eco Bright advanced operating cash totaling $96,500 and was repaid $87,500. The advances were unsecured, did not accrue interest and were paid before the due date of December 31, 2022. The balance of the advances was $0 and $9,000 at December 31, 2022 and 2021, respectively.

Line of Credit

On January 1, 2022, Eco Bright entered into a $200,000 line of credit agreement with a shareholder of the Company. The line of credit accrues interest at a rate of 5% per annum if not paid in full as of December 31, 2022, is payable on demand and is unsecured. During 2022, there were borrowings and repayments totaling $59,500, which resulted in a balance of $0 at December 31, 2022.

Office Space

During September 2021, Eco Bright entered into a two year lease for the use of space at the personal residence of an officer of the Company. The agreement is for $200 per month beginning October 1, 2021. At December 31, 2022 and 20211, none of the rent had been paid and $3,000 and $600 was accrued as payable, respectively.

NOTE 3 - STOCKHOLDERS’ EQUITY

Preferred Stock Series A

On August 31, 2021, the Company authorized and approved the designation of 10,000,000 shares of Series A Preferred Stock with a par value of $0.001. The Series A Preferred Stock is not subject to any mandatory dividends or distributions and ranks senior to common stock in preference in the event of any liquidation, dissolution or winding up of the Company, participating with the Common Stock on an as-converted basis. The holders of Series A Preferred Stock have 10 votes per share of Series A Preferred Stock and are entitled to vote on any and all matters brought to a vote of stockholders of Common Stock.

On August 31, 2021, Eco Bright issued 10,000,000 shares of Series A Preferred Stock as founders’ shares for services valued at $10,000, or $0.001 per share.

Common Stock

On June 29, 2022, Eco Bright issued a total of 200,000 shares of common stock as founders’ shares for services valued at $200, or $0.001 per share.

Between July and September 2022, Eco Bright sold a total of 340,000 shares of its common stock for cash totaling $34,000, or $0.10 per share. Amounts received in excess of par value has been recorded as additional paid-in capital.

On August 31, 2021, Eco Bright issued a total of 100,000,000 shares of common stock as founders’ shares for services valued at $100,000, or $0.001 per share.

NOTE 4 - GOING CONCERN

Eco Bright's financial statements are prepared using GAAP applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, Eco Bright has recently accumulated losses since its inception and has negative cash flows from operations, which raise substantial doubt about its ability to continue as a going concern. Management's plans with respect to alleviating the adverse financial conditions that caused management to express substantial doubt about the Eco Bright's ability to continue as a going concern are as follows:

Eco Bright made its first sale in 2021 and is seeking to raise up to $5,000,000 through a private placement of its common stock to finance future sales, with $34,000 raised to-date. The continuation of Eco Bright as a going concern is dependent upon its ability to generate profitable operations that produce positive cash flows. If Eco Bright is not successful, it may be forced to raise additional debt or equity financing.

There can be no assurance that Eco Bright will be able to achieve its business plans, raise any more required capital or secure the financing necessary to achieve its current operating plan. The ability of Eco Bright to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 5 - SUBSEQUENT EVENTS

Eco Bright reviewed subsequent events through March 24, 2023, the date the financial statements were available to be issued.

PART III—EXHIBITS

Index to Exhibits

Exhibit Number	Exhibit Description
2A-1	Action of Incorporator of Eco Bright Future, Inc (incorporated by reference)
2A-2	Articles of Incorporation Amended and Restated of Eco Bright Future, Inc. (incorporated by reference)
2B	Bylaws
4	Form of Subscription Agreement
11	Consent of Independent Registered Public Accounting Firm
12	Opinion of Counsel (incorporated by reference)

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Draper, State of Utah, on June 14, 2023.

Eco Bright Future, Inc.

By	/s/ George Athanasiadis
CEO/Director

This offering statement has been signed by the following persons in the capacities and on the dates indicated

/s/ / Francisco Celedon
Chief Operating Officer/Director June 15, 2023

/s/ George Athanasiadis
Principal Accounting Officer/Director
June 15, 2023
/s/ George Athanasiadis
Principal Financial Officer/Director June 15, 2023